Exhibit 1.01

AMETEK, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2022

The report for the year ended December 31, 2022 is presented to comply with Rule 13p-1 under the Securities and Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants who’s manufactured or contracted to manufacture products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.
If a registrant can establish that the conflict minerals originated from sources other than the Democratic Republic of the Congo (“DRC”) or an adjoining country (the “Covered Countries”), or from recycled and scrap sources, they must submit a Form SD which describes the Reasonable Country of Origin Inquiry (“RCOI”) completed.

AMETEK Businesses
AMETEK consists of two business groups: Electronic Instruments Group and Electromechanical Group. Electronic Instruments is in the design and manufacture of advanced instruments for the aerospace, power, process, and industrial markets. Electromechanical is a differentiated supplier of electrical interconnects, precision motion control solutions, specialty metals, thermal management systems, and floor care and specialty motors.

AMETEK Products Covered by this Report
This report relates to AMETEK Products: (i) for which 3TG are necessary to the functionality or production of that product: (ii) that were manufactured by AMETEK or contracted to be manufactured on behalf of AMETEK; (iii) for which the manufacture of was completed during the 2022 calendar year.

Reasonable Country of Origin Inquiry
AMETEK conducted a good faith RCOI to determine whether the 3TG found in our products may have originated in the covered countries. The electronic instruments and electromechanical products we manufacture, and sell are numerous and complex, from direct and indirect suppliers. AMETEK has relationships with a vast network of suppliers (over 17,000 direct and indirect suppliers) throughout the world and there are generally multiple tiers between the 3TG mines and our direct suppliers. Based on our downstream position in the supply chain, we must rely on our direct suppliers that may themselves, procure these minerals far removed from the actual source, making it difficult to determine the 3TG country of origin, chain of custody, and whether these minerals directly or indirectly financed or benefited armed groups in the DRC or covered countries.

Exhibit 1.01

In 2022 AMETEK focused on targeted suppliers providing at least $500K of parts annually. To determine whether necessary 3TGs in products originated in Covered Countries, AMETEK retained Assent Compliance (“Assent”), a third-party service provider, to assist us in reviewing the supply chain and identifying risks. AMETEK provided a list composed of suppliers associated with the in-scope products to Assent for upload to the Assent Compliance Manager (“ACM”).
During the supplier survey, AMETEK contacted suppliers via the ACM platform that enables users to complete and track supplier communications and allows suppliers to upload completed CMRTs directly to the platform for validation, assessment, and management. The platform also provides functionality that meets the OECD Guidance process expectations by evaluating the quality of each supplier response.
Via the Assent Compliance Manager and Assent team, AMETEK requested that all suppliers complete a CMRT. Training and education to guide suppliers on best practices and the use of this template was included. Assent monitored and tracked all communications in the ACM for future reporting and transparency. AMETEK directly contacted suppliers that were unresponsive to Assent’s communications during the diligence process and requested these suppliers complete the CMRT and submit it to Assent.
All submitted declaration forms are accepted so that data is retained. Suppliers are contacted regarding invalid forms and are encouraged to correct validated errors to resubmit a valid form. Suppliers are provided with guidance on how to correct these validation errors in the form of feedback to their CMRT submission, training courses, and direct engagement help through Assent’s multilingual Supplier Experience team. Since some suppliers may remain unresponsive to feedback, AMETEK tracks program gaps to account for future improvement opportunities. AMETEK will continue to diligently pursue receipt of satisfactory and conclusive details regarding the supply chain of conflict minerals our Suppliers are providing to us.
Based on responses received from the Company’s RCOI, we were unable to determine that all the conflict minerals contained in our products do not originate from the covered countries. For the period ending December 31, 2022, AMETEK’s products are “DRC Conflict Undeterminable.”
For the next reporting year (2023 production), AMETEK’s focus will continue to be on increasing our suppliers’ response rates to our request for complete and accurate Templates with the goal of achieving a conflict-free supply chain. The remainder of this report will provide the supporting details of our Conflict-free Minerals due diligence approach.

Due Diligence Program
Pursuant to the Rule, we performed due diligence on the source and origin of 3TG in our products, including the Components we purchase from suppliers. Our due diligence measures have been designed to conform to The Organisation of Economic Co-operation and Development (“OECD”) due diligence framework. This risk-based due diligence process is based on the following OECD Guidance:

1.Establish strong company management systems
2.Identify and assess risk in the supply chain
3.Design and implement a strategy to respond to identified risk

Exhibit 1.01

4.Carry out audit of the supply chain (e.g., audit high risk suppliers/smelters)
5.Report on supply chain due diligence internally to management
To identify and assess risks associated with CFM we begin with careful filtering of our products to isolate those that may contain 3TG that is necessary to the functionality or manufacture of our products. We are then able to identify and engage relevant suppliers by initiating a RCOI to determine whether supplied parts containing 3TG originated in the DRC or one of the covered countries or are from recycled or scrap sources.
Given the number of products impacted and the complexity of the associated supply chains, our RCOI involves numerous telephone and email inquiries along with the exchange of thousands of CFM Templates and other supporting documents. To effectively manage this process, a CFM compliance owner has been identified for each of our factory locations. The Compliance Owner is tasked with ensuring responses from their supply base. For the 2022 production year, AMETEK continued to employ Assent, to assist with evaluating supply chain information regarding 3TGs, identifying potential risks, and in the development and implementation of additional due diligence steps that AMETEK will undertake with suppliers and/or respective stakeholders in regard to conflict minerals. The company’s standard global terms and conditions and procurement contracts include a conflict minerals clause.

Conclusions and Expected Next Steps
To the extent reasonably possible, AMETEK has documented the country of origin of identified smelters and refiners based on information received through the Conflict-Free Smelter Program (“CFSP”), surveys of smelters and refiners, the validation of outside consultants, and/or reviews of publicly available information. We have a total of 344 legitimate and known smelters as potential sources of 3TG minerals furnished to AMETEK Suppliers during 2022 (see Appendix I) of which 224 are validated as conformant. AMETEK, Inc. intends to continue to evaluate and improve our due diligence program and engage with our suppliers to identify the origin and chain of custody of 3TG minerals in our products with an aim to achieve a Conflict Free Supply Base.
Caution Concerning Forward-looking Statements
Certain statements in this report may be "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this report, the words “believes,” “anticipates,” “may,” “expect,” “intend,” “estimate,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are subject to various factors and uncertainties that may cause actual results to differ significantly from expectations. A detailed discussion of other factors that may affect our future results is contained in AMETEK’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K, 10-Q and 8-K. AMETEK disclaims any intention or obligation to update or revise any forward-looking statements.

Exhibit 1.01

Appendix I: Smelter List

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Gold	Advanced Chemical Company	United States Of America	CID000015
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Agosi AG	Germany	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
Tungsten	Kennametal Huntsville	United States Of America	CID000105
Gold	Aurubis AG	Germany	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Boliden AB	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	Caridad	Mexico	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Cendres + Metaux S.A.	Switzerland	CID000189
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Gold	Chimet S.p.A.	Italy	CID000233
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Gold	Chugai Mining	Japan	CID000264
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281
Tin	Alpha	United States Of America	CID000292
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309
Tin	PT Premium Tin Indonesia	Indonesia	CID000313
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359
Gold	Dowa	Japan	CID000401
Tin	Dowa	Japan	CID000402
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438
Tin	Estanho de Rondonia S.A.	Brazil	CID000448
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tin	Fenix Metals	Poland	CID000468
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522

Exhibit 1.01

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Japan Mint	Japan	CID000823
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Gold	Asahi Refining USA Inc.	United States Of America	CID000920
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold	JSC Uralelectromed	Russian Federation	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	Kazzinc	Kazakhstan	CID000957
Tungsten	Kennametal Fallon	United States Of America	CID000966
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
Tin	China Tin Group Co., Ltd.	China	CID001070
Tantalum	AMG Brasil	Brazil	CID001076
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	CID001078

Exhibit 1.01

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Gold	Materion	United States Of America	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Tin	Metallic Resources, Inc.	United States Of America	CID001142
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	United States Of America	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175
Tin	Minsur	Peru	CID001182
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Tantalum	NPM Silmet AS	Estonia	CID001200
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337
Gold	MKS PAMP SA	Switzerland	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT Babel Inti Perkasa	Indonesia	CID001402
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406
Tin	PT Bangka Tin Industry	Indonesia	CID001419
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421
Tin	PT Bukit Timah	Indonesia	CID001428

Exhibit 1.01

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Panca Mega Persada	Indonesia	CID001457
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Refined Bangka Tin	Indonesia	CID001460
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	PT Timah Nusantara	Indonesia	CID001486
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	PT Tommy Utama	Indonesia	CID001493
Gold	PX Precinox S.A.	Switzerland	CID001498
Tantalum	QuantumClean	United States Of America	CID001508
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Gold	Royal Canadian Mint	Canada	CID001534
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539
Gold	Sabin Metal Corp.	United States Of America	CID001546
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Tantalum	Telex Metals	United States Of America	CID001891
Tin	Thaisarco	Thailand	CID001898
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Gold	Torecom	Korea, Republic Of	CID001955
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993

Exhibit 1.01

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Gold	Valcambi S.A.	Switzerland	CID002003
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	Morris and Watson	New Zealand	CID002282
Gold	SAFINA A.S.	Czechia	CID002290
Gold	Guangdong Jinding Gold Limited	China	CID002312
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tin	CV Venus Inti Perkasa	Indonesia	CID002455
Gold	Geib Refining Corporation	United States Of America	CID002459
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tantalum	D Block Metals, LLC	United States Of America	CID002504
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513

Exhibit 1.01

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527
Tantalum	KEMET de Mexico	Mexico	CID002539
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544
Tantalum	TANIOBIS GmbH	Germany	CID002545
Tantalum	Materion Newton Inc.	United States Of America	CID002548
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563
Gold	Sudan Gold Refinery	Sudan	CID002567
Tin	CV Ayi Jaya	Indonesia	CID002570
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574
Gold	T.C.A S.p.A	Italy	CID002580
Gold	REMONDIS PMR B.V.	Netherlands	CID002582
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584
Gold	Industrial Refining Company	Belgium	CID002587
Gold	Shirpur Gold Refinery Ltd.	India	CID002588
Tungsten	Niagara Refining LLC	United States Of America	CID002589
Tin	PT Rajehan Ariq	Indonesia	CID002593
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605
Gold	Marsam Metals	Brazil	CID002606
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Tin	PT Cipta Persada Mulia	Indonesia	CID002696
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703

Exhibit 1.01

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724
Tin	Super Ligas	Brazil	CID002756
Gold	SAAMP	France	CID002761
Gold	L'Orfebre S.A.	Andorra	CID002762
Gold	8853 S.p.A.	Italy	CID002763
Gold	Italpreziosi	Italy	CID002765
Tin	Aurubis Beerse	Belgium	CID002773
Tin	Aurubis Berango	Spain	CID002774
Tin	PT Bangka Prima Tin	Indonesia	CID002776
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Tin	PT Sukses Inti Makmur	Indonesia	CID002816
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Tungsten	ACL Metais Eireli	Brazil	CID002833
Tin	PT Menara Cipta Mulia	Indonesia	CID002835
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tungsten	Moliren Ltd.	Russian Federation	CID002845
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852
Gold	Sai Refinery	India	CID002853
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Gold	Bangalore Refinery	India	CID002863
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867
Gold	Pease & Curren	United States Of America	CID002872
Gold	JALAN & Company	India	CID002893
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Gold	Safimet S.p.A	Italy	CID002973
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153
Gold	African Gold Refinery	Uganda	CID003185
Gold	Gold Coast Refinery	Ghana	CID003186
Gold	NH Recytech Company	Korea, Republic Of	CID003189
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Tin	PT Bangka Serumpun	Indonesia	CID003205
Tin	Pongpipat Company Limited	Myanmar	CID003208

Exhibit 1.01

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Gold	QG Refining, LLC	United States Of America	CID003324
Tin	Tin Technology & Refining	United States Of America	CID003325
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381
Gold	CGR Metalloys Pvt Ltd.	India	CID003382
Gold	Sovereign Metals	India	CID003383
Tin	Luna Smelter, Ltd.	Rwanda	CID003387
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	CID003401
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408
Tin	Precious Minerals and Smelting Limited	India	CID003409
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417
Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449
Gold	Augmont Enterprises Private Limited	India	CID003461
Gold	Kundan Care Products Ltd.	India	CID003463
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490
Gold	K.A. Rasmussen	Norway	CID003497
Gold	Alexy Metals	United States Of America	CID003500
Tin	CRM Synergies	Spain	CID003524
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	CID003529
Gold	Sellem Industries Ltd.	Mauritania	CID003540
Gold	MD Overseas	India	CID003548
Tungsten	Artek LLC	Russian Federation	CID003553
Gold	Metallix Refining Inc.	United States Of America	CID003557
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609

Exhibit 1.01

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614
Gold	WEEEREFINING	France	CID003615
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750
Gold	Albino Mountinho Lda.	Portugal	CID002760
Gold	ABC Refinery Pty Ltd.	Australia	CID002920
Gold	Gold by Gold Colombia	Colombia	CID003641
Tungsten	LLC Vostok	Russian Federation	CID003643
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662
Gold	Dongwu Gold Group	China	CID003663
Tin	DS Myanmar	Myanmar	CID003831
Tantalum	5D Production OU	Estonia	CID003926
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of	CID003978
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	CID003993